Summary Compensation Table

	Annual Compensation
				Long Term
				Compensation
				Securities
				Underlying Options	All Other:
				(#)/Non-vested	(401-(k)
Name and Principal Position	Year	Salary($)	Bonus($)(1)	Shares ($)	Contribution)($)(2)
Steven D. Fredrickson	2005	245,000	750,000	0/0	8,400
President, Chief Executive	2004	225,000	625,000	0/0	8,200
Officer and Chairman of the Board	2003	197,600	425,000	0/0	8,000
Kevin P. Stevenson	2005	165,000	500,000	0/0	8,400
Executive Vice President, Chief Administrative &	2004	150,000	420,000	0/0	8,200
Financial Officer, Treasurer and	2003	132,500	290,000	0/0	8,000
Assistant Secretary
Craig A. Grube	2005	165,000	500,000	0/0	8,400
Executive Vice President-	2004	150,000	420,000	0/0	8,200
Acquisitions	2003	132,500	290,000	0/0	8,000
Michael J. Petit (3)(4)	2005	137,298	325,000	0/84,520	8,400
Senior Vice President,	2004	127,308	185,000	0/25,660	4,262
Specialty Acquisitions	2003	103,236	150,000	50,000/290,197	0
William F. O’Daire (3)	2005	110,000	200,000	0/84,520	8,169
Senior Vice President, Operations	2004	100,000	200,000	0/25,660	6,692
	2003	90,000	160,000	0/0	6,538
Judith S. Scott	2005	110,000	175,000	0/73,955	8,400
Executive Vice President, General	2004	100,000	150,000	0/25,660	5,202
Counsel and Secretary	2003	90,000	100,000	0/0	2,984

(1)	This table reflects for a given year all bonuses earned by the above officers for such years. The Company typically pays bonuses in the year following the year in which the bonus was earned.

(2)	These amounts represent company matching contributions to the recipient’s 401(k) plan up to limits for such plans under IRS rules, and related matching deferred incentive compensation credits related to certain pay in excess of amounts eligible for matching under the 401(k) plan.

(3)	Although Mr. Petit and Mr. O’Daire are not Named Executive Officers of the Company, their compensation details are included in this table due to their level of compensation.

(4)	Compensation in 2003 includes $50,000 paid as a sign-on bonus and $5,640 as qualified moving expenses paid for by the Company.